Exhibit 5.1

January 30, 2006	ATTORNEYS AT LAW Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 Main 650 843-5000 Fax 650 849-7400 www.cooley.com	Broomfield, CO 720 566-4000 Reston, VA 703 456-8000 San Diego, CA 858 550-6000 San Francisco, CA 415 693-2000 Washington, DC 202 842-7800

Nuvelo, Inc. 201 Industrial Road, Suite 310	JOHN M. GESCHKE (650) 843-5757 jgeschke@cooley.com

San Carlos, CA 94070-6211

Ladies and Gentlemen:

We have acted as counsel to Nuvelo, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of $20,000,000.00 of common stock, par value $0.001 per share, of the Company (the “Common Stock” or the “Securities”) on a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement incorporates by reference the Company’s Registration Statement on Form S-3 (No. 333-126591), filed with the Commission on July 14, 2005 and declared effective on August 3, 2005.

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the Delaware General Corporation Law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

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On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

Provided that (i) the issuance of the Common Stock offered under the Registration Statement has been duly authorized by all necessary corporate action on the part of the Company; (ii) the issuance and sale of the Common Stock does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement imposed by any court or governmental body having jurisdiction over the Company; and (iii) the certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the shares of Common Stock, when issued and sold in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, as applicable, will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus and the prospectus supplement included in the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:	/S/ JOHN M. GESCHKE
John M. Geschke, Esq.